UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  MAY 21, 2007
                Date of Report (Date of earliest event reported)

                            COLONIAL COMMERCIAL CORP.
               (Exact name of Registrant as Specified in Charter)

          NEW YORK                     1-6663                11-2037182
(State or other Jurisdiction      (Commission File         (IRS Employer
      of Incorporation)                Number)           Identification No.)

          275 WAGARAW ROAD, HAWTHORNE,                         07506
                    NEW JERSEY
     (Address of Principal Executive Offices)                (Zip Code)

        Registrant's Telephone Number, Including Area Code: 973-427-8224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM  4.02      NON-RELIANCE  ON  PREVIOUSLY  ISSUED  FINANCIAL  STATEMENTS OR A
RELATED  AUDIT  REPORT  OR  COMPLETED  INTERIM  REVIEW

RESTATEMENT  AND  NON-RELIANCE  ON  FINANCIAL  STATEMENTS

In conjunction with the preparation of the Form 10-Q of the Company, and following consultation with, and upon recommendation of the Company's management and Audit Committee, on May 21, 2007 the Board of Directors of the Company determined that it is necessary to restate the Company's financial statements pursuant to SAB No. 108 for the period ended December 31, 2006 filed on Form 10-K on March 23, 2007. This restatement is necessary to correct the treatment of vendor rebates recorded by the Company as described in detail under the heading "Background and Description of Restatement," below. Accordingly, the Company's financial statements for those periods affected should no longer be relied upon.

The Audit Committee and authorized officers of the Company discussed with Weiser LLP, the Company's independent accounting firm for the periods in question, the matters disclosed in this filing on Form 8-K. Weiser, LLP has concurred with the decision of the Audit Committee and authorized officers to proceed with the restatement.

BACKGROUND  AND  DESCRIPTION  OF  RESTATEMENT

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108 ("SAB No. 108"), "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 specifies how the carryover or reversal of prior year unrecorded financial statements misstatements should be considered in quantifying a current year misstatement. SAB No. 108 requires a dual approach that considers both the amount by which the current year Consolidated Statement of Operations is misstated ("rollover method") and an approach that considers the cumulative amount by which the current year Consolidated Balance Sheet is misstated ("iron curtain method"). Prior to the issuance of SAB No. 108, either the rollover or iron curtain method was acceptable for quantifying financial statement misstatements. Prior to the Company's application of the guidance in SAB No. 108, management used the rollover approach for quantifying financial statement misstatements.

Initial application of SAB No. 108 allows registrants to elect not to restate prior periods but to reflect the initial application in their annual financial statements covering the first fiscal year ending after November 15, 2006. The cumulative effect of the initial application should be reported in the carrying amounts of assets and liabilities as of the beginning of that fiscal year and the offsetting adjustment, net of tax, should be made to the opening balance of retained earnings for that year. We elected to record the effects of applying SAB No. 108 using the cumulative effect transition method. The misstatement that has been corrected is described below.

Subsequent to the completion of the financial statements, and following consultation with, and upon the recommendation of the Company's management and Audit Committee, the Board of Directors of the Company determined that certain vendor rebates should be an adjustment to the cost of the vendors' product and included as a reduction of cost of sales when recognized in the income statement. Previously, some vendor rebates were recognized as a reduction of cost of sales when earned, not as a reduction of costs when sold. In accordance with the transition method of SAB No. 108, we recorded a $319,521 cumulative effect adjustment to retained earnings and an offsetting amount to inventory as of January 1, 2006. When adjusting vendor rebates to be recognized as a reduction of cost of sales, an increase of gross profit of $62,350 was recognized for the period ended December 31, 2006. The tax effect of this adjustment was immaterial and, accordingly, the Company has made no adjustment.

Based on the nature of this adjustment, the Company has concluded that this adjustment is immaterial to prior years' consolidated financial statements under our previous method of assessing materiality, and therefore, has elected, as permitted under the transition provisions of SAB No. 108, to reflect the effect of this adjustment as a reduction to inventory as of January 1, 2006, with the offsetting adjustment reflected as a cumulative effect adjustment to opening retained earnings as of January 1, 2006.

AMENDMENT  TO  ANNUAL  REPORT  ON  FORM  10-K

The Company plans to complete the restatement as quickly as possible by filing an amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006. However, the time required to complete the restatement will depend upon several factors, including the extent of the review required by Weiser, LLP and Eisner, LLP.

The restatement process has also delayed the Company's filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. The Company currently expects to file its Form 10-Q as soon as practical, subsequent to filing its Form 10-K/A.

ITEM  8.01  OTHER  EVENTS

Reference is made to the vendor rebates adjustment described in Item 4.02 above. As a result of such adjustment, 2007 10-Q future filings will be compared to 2006 figures with the described vendor rebate adjustment and therefore will not be consistent with the 2006 quarter-ended information presented in the Company's 10-Q filings in fiscal year ended 2006, which did not contain such adjustments.


                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             COLONIAL COMMERCIAL CORP.
                                             -------------------------
                                                   (Registrant)

Date: May 21, 2007                               /s/ William Salek
                                                 -----------------
                                                   William Salek
                                               Chief Financial Officer